Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-128430 and 333-147107) of Builders FirstSource, Inc. of our report dated February 27, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the references to us under the heading “Selected Financial Data” in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 27, 2009